Vanguard New York Tax-Free Funds Proxy Voting Results

Results of Proxy Voting

At a special meeting of shareholders on November 15, 2017, fund shareholders approved the following proposals:


Proposal 1 - Elect Trustees for the fund.*
The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Ms.
Mulligan, Ms. Raskin, and Mr. Buckley (each of whom already serve as directors of The Vanguard Group, Inc.)
served as trustees to the funds prior to the shareholder meeting.

Trustee
For
Withheld
Percentage For
Mortimer J. Buckley
1,773,956,304
69,400,908
96.2%
Emerson U. Fullwood
1,766,278,817
77,078,394
95.8%
Amy Gutmann
1,767,768,719
75,588,493
95.9%
JoAnn Heffernan Heisen
1,769,336,814
74,020,398
96.0%
F. Joseph Loughrey
1,767,522,757
75,834,454
95.9%
Mark Loughridge
1,772,179,366
71,177,846
96.1%
Scott C. Malpass
1,766,318,133
77,039,079
95.8%
F. William McNabb III
1,769,850,239
73,506,973
96.0%
Deanna Mulligan
1,773,258,091
70,099,120
96.2%
Andre F. Perold
1,760,236,772
83,120,439
95.5%
Sarah Bloom Raskin
1,769,592,488
73,764,723
96.0%
Peter F. Volanakis
1,771,382,606
71,974,606
96.1%

*Results are for all funds within the same trust.


Proposal 2 ? Approve a manager of managers arrangement with third-party investment advisors.
This arrangement enables the fund to enter into and materially amend investment advisory arrangements with third-party investment advisors, subject to the approval of the fund?s board of trustees and certain conditions imposed by the Securities and Exchange Commission, while avoiding the costs and delays associated with obtaining future shareholder approval.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
New York Long-Term Tax-Exempt
Fund
177,691,462
9,240,327
17,258,808
31,782,691
75.3%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
New York Municipal Money
Market Fund
1,236,356,244
96,307,737
52,953,328
221,766,614
76.9%


Proposal 3 ? Approve a manager of managers arrangement with wholly owned subsidiaries of Vanguard.
This arrangement enables Vanguard or the fund to enter into and materially amend investment advisory arrangements with wholly-owned subsidiaries of Vanguard, subject to the approval of the fund?s board of trustees and any conditions imposed by the Securities and Exchange
Commission (SEC), while avoiding the costs and delays associated with obtaining future shareholder approval.
The ability of the fund to operate in this manner is contingent upon the SEC?s approval of a pending application for an order of exemption.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
New York Long-Term Tax-Exempt
Fund
181,050,098
8,592,030
14,548,468
31,782,691
76.7%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
New York Municipal Money
Market Fund
1,241,395,139
97,488,730
46,733,440
221,766,614
77.2%